PRESS RELEASE

March 13, 2026

Century Casinos, Inc. Announces Fourth Quarter and Full Year 2025  Results

Promising Start to 2026 Across Entire North American Portfolio

Colorado Springs, Colorado – March 13, 2026 – Century Casinos, Inc. (the “Company”, “we”, “us”, or “our”)  (Nasdaq Capital Market®: CNTY) today announced its financial results for the three months and year ended December 31, 2025.

Fourth Quarter 2025 Results*

Compared to the three months ended December 31, 2024:

•	Net operating revenue was $138.0 million and remained constant.
•	Earnings from operations was $10.4 million, an increase of 117%.
•	Net loss attributable to Century Casinos, Inc. shareholders was ($17.9) million, a change of 80%, and basic net loss per share was ($0.61).
•	Adjusted EBITDAR** was $23.9 million, an increase of 13%.

2025 Results*

Compared to the year ended December 31, 2024:

•	Net operating revenue was $573.0 million, a decrease of (1%).
•	Earnings from operations were $51.3 million, an increase of 331%.
•	Net loss attributable to Century Casinos, Inc. shareholders was ($61.4) million, a change of 60%, and basic net loss per share was ($2.04).
•	Adjusted EBITDAR** was $105.4 million, an increase of 3%.

“We are beginning to see improvements with the lower-end of our customer base and we are pleased with the 13% Adjusted EBITDAR** growth and the margin improvement in the fourth quarter of 2025, but we believe our portfolio of casinos has not yet shown its full potential. We continue to make progress with robust discussions around strategic alternatives, including the sale of our operations in Poland,”  Erwin Haitzmann and Peter Hoetzinger, Co-Chief Executive Officers of Century Casinos, remarked.

UPDATES

Missouri Sports Betting – In May 2025, we announced that we have partnered with BetMGM, LLC to operate a sports book at Cape Girardeau and an online and mobile sports betting application under our license in Missouri. On December 1, 2025, the sports book at Cape Girardeau opened and online betting started. The agreement includes a percentage of net gaming revenue payable to us, with a guaranteed minimum.

Poland – We opened the second casino in Wroclaw in February 2026.

* Amounts presented are rounded. As such, rounding differences could occur in period over period changes and percentages reported.

** Adjusted EBITDAR is a Non-US GAAP financial measure. See discussion and reconciliation of Non-US GAAP financial measures in Supplemental Information below.

RESULTS

The consolidated results for the three months and years ended December 31, 2025 and 2024 are as follows:

	For the three months			For the year
Amounts in thousands, except per share data	ended December 31,		%	ended December 31,		%
Consolidated Results:	2025	2024	Change	2025	2024	Change
Net operating revenue	$137,992	$137,766	—	$572,975	$575,919	(1%)
Earnings (loss) from operations	10,439	(62,627)	117%	51,279	(22,157)	331%
Net loss attributable to Century Casinos, Inc. shareholders	$(17,946)	$(90,325)	80%	$(61,416)	$(153,601)	60%

Adjusted EBITDAR**	$23,856	$21,078	13%	$105,377	$102,678	3%

Net loss per share attributable to Century Casinos, Inc. shareholders:
Basic	$(0.61)	$(2.94)	79%	$(2.04)	$(5.02)	59%
Diluted	$(0.61)	$(2.94)	79%	$(2.04)	$(5.02)	59%

results by Reportable Segment*

The Company’s net operating revenue remained constant and decreased by ($2.9) million, or (1%), for the three months and year ended December 31, 2025 compared to the three months and year ended December 31, 2024.  Following is a summary of the changes in net operating revenue by reportable segment for the three months and year ended December 31, 2025 compared to the three months and year ended December 31, 2024:

	Net Operating Revenue
	For the three months				For the year
Amounts in	ended December 31,		$	%	ended December 31,		$	%
thousands	2025	2024	Change	Change	2025	2024	Change	Change
US East	$39,971	$40,970	$(999)	(2%)	$169,496	$171,640	$(2,144)	(1%)
US Midwest	40,756	39,927	829	2%	163,810	160,536	3,274	2%
US West	17,746	19,084	(1,338)	(7%)	79,561	87,492	(7,931)	(9%)
Canada	18,818	17,894	924	5%	75,929	76,317	(388)	(1%)
Poland	20,690	19,870	820	4%	84,168	79,900	4,268	5%
Other (1)	11	21	(10)	(48%)	11	34	(23)	(68%)
Consolidated	$137,992	$137,766	$226	—	$572,975	$575,919	$(2,944)	(1%)

(1)

Represents additional business activities including certain other corporate and management operations that are not included in the Company’s reportable segments. Information is presented for reconciliation purposes.

2/12

The Company’s earnings from operations increased by $73.1 million, or 117%, and by $73.4 million, or 331%, for the three months and year ended December 31, 2025 compared to the three months and year ended December 31, 2024.  Following is a summary of the changes in earnings (loss) from operations by reportable segment for the three months and year ended December 31, 2025 compared to the three months and year ended December 31, 2024:

	Earnings (Loss) from Operations
	For the three months				For the year
Amounts in	ended December 31,		$	%	ended December 31,		$	%
thousands	2025	2024	Change	Change	2025	2024	Change	Change
US East	$2,021	$(24,832)	$26,853	108%	$11,905	$(15,783)	$27,688	175%
US Midwest	10,415	9,812	603	6%	43,028	42,731	297	1%
US West	(2,075)	(45,960)	43,885	95%	(4,463)	(47,164)	42,701	91%
Canada	3,762	3,630	132	4%	15,928	15,832	96	1%
Poland	62	(2,310)	2,372	103%	(1,356)	(3,726)	2,370	64%
Other (1)	(3,746)	(2,967)	(779)	(26%)	(13,763)	(14,047)	284	2%
Consolidated	$10,439	$(62,627)	$73,066	117%	$51,279	$(22,157)	$73,436	331%

(1)

Represents additional business activities including certain other corporate and management operations that are not included in the Company’s reportable segments. Information is presented for reconciliation purposes.

Earnings (loss) from operations in 2024 was impacted by the impairment of goodwill at the Nugget and Rocky Gap, resulting in $70.2 million of expense during the fourth quarter of 2024.

Net loss attributable to Century Casinos, Inc. shareholders improved by $72.4 million, or 80%, and by $92.2 million, or 60%, for the three months and year ended December 31, 2025 compared to the three months and year ended December 31, 2024.  Following is a summary of the changes in net (loss) earnings attributable to Century Casinos, Inc. shareholders by reportable segment for the three months and year ended December 31, 2025 compared to the three months and year ended December 31, 2024:

	Net (Loss) Earnings Attributable to Century Casinos, Inc. Shareholders
	For the three months				For the year
Amounts in	ended December 31,		$	%	ended December 31,		$	%
thousands	2025	2024	Change	Change	2025	2024	Change	Change
US East	$(4,548)	$(31,297)	$26,749	85%	$(14,161)	$(47,106)	$32,945	70%
US Midwest	3,511	3,920	(409)	(10%)	16,069	6,542	9,527	146%
US West	(3,887)	(48,811)	44,924	92%	(11,716)	(61,289)	49,573	81%
Canada	806	117	689	589%	1,639	3,390	(1,751)	(52%)
Poland	(21)	(1,194)	1,173	98%	(1,110)	(1,909)	799	42%
Other (1)	(13,807)	(13,060)	(747)	(6%)	(52,137)	(53,229)	1,092	2%
Consolidated	$(17,946)	$(90,325)	$72,379	80%	$(61,416)	$(153,601)	$92,185	60%

(1)

Represents additional business activities including certain other corporate and management operations that are not included in the Company’s reportable segments. Information is presented for reconciliation purposes.

Items deducted from or added to earnings (loss) from operations to arrive at net (loss) earnings attributable to Century Casinos, Inc. shareholders include interest income, interest expense, gains (losses) on foreign currency transactions and other, income tax (benefit) expense, and non-controlling interests. Increased interest expense negatively impacted net loss (earnings) attributable to Century Casinos, Inc. shareholders. Net loss (earnings) attributable to Century Casinos, Inc. shareholders in 2024 also was impacted by the recording of a valuation allowance on our net deferred tax assets related to the United States resulting in additional income tax expense and, as stated above, the impairment of goodwill at the Nugget and Rocky Gap during the fourth quarter of 2024.

3/12

Adjusted EBITDAR** increased by $2.8 million, or 13%, and by $2.7 million, or 3%, for the three months and year ended December 31, 2025 compared to the three months and year ended December 31, 2024.  Following is a summary of the changes in Adjusted EBITDAR** by reportable segment for the three months and year ended December 31, 2025 compared to the three months and year ended December 31, 2024:

	Adjusted EBITDAR**
	For the three months				For the year
Amounts in	ended December 31,		$	%	ended December 31,		$	%
thousands	2025	2024	Change	Change	2025	2024	Change	Change
US East	$5,915	$5,712	$203	4%	$27,277	$27,028	$249	1%
US Midwest	14,239	13,636	603	4%	58,368	57,062	1,306	2%
US West	1,318	1,088	230	21%	9,054	9,701	(647)	(7%)
Canada	4,910	4,681	229	5%	20,299	20,162	137	1%
Poland	877	(603)	1,480	245%	2,942	2,563	379	15%
Other (1)	(3,403)	(3,436)	33	1%	(12,563)	(13,838)	1,275	9%
Consolidated	$23,856	$21,078	$2,778	13%	$105,377	$102,678	$2,699	3%

(1)

Represents additional business activities including certain other corporate and management operations that are not included in the Company’s reportable segments. Information is presented for reconciliation purposes.

Balance Sheet and Liquidity

As of December 31, 2025, the Company had $68.9 million in cash and cash equivalents compared to $98.8 million in cash and cash equivalents at December 31, 2024.  Cash and cash equivalents decreased primarily due net cash used in investing activities of $22.3 million. As of December 31, 2025, the Company had  $337.7 million in outstanding debt compared to  $339.6 million in outstanding debt at December 31, 2024.  The outstanding debt as of December 31, 2025 included $333.4 million related to a term loan under the Company’s credit agreement with Goldman Sachs Bank USA (“Goldman”), $0.5 million under a credit agreement related to Casinos Poland (“CPL”) and $3.8 million under a revolving credit facility related to CPL. The Company also has a revolving line of credit with Goldman of up to $30.0 million.  If the Company has aggregate outstanding revolving loans, swingline loans and letters of credit greater than $10.5 million under the credit agreement with Goldman as of the last day of any fiscal quarter, it is required to maintain a Consolidated First Lien Net Leverage Ratio of 5.50 to 1.00 or less for such fiscal quarter. As of December 31, 2025, the Consolidated First Lien Net Leverage Ratio exceeded 5.50 to 1.00, but the Company had no outstanding revolving loans, swingline loans or letters of credit under the credit agreement with Goldman. The Company also has a $715.7 million long-term financing obligation under the Master Lease.

Conference Call Information

Today, the Company will post its current presentation, which may be used in one or more meetings with current and potential investors from time to time, at the Company’s website under www.cnty.com/investor/presentations/.

The Company will post a copy of its Annual Report on Form 10-K filed with the SEC for the year ended December 31, 2025 on its website at www.cnty.com/investor/financials/sec-filings/ once filed.

The Company will host its fourth quarter 2025 earnings conference call today, Friday,  March 13, 2026 at 8:00 am MDT. U.S. domestic participants should dial 1-888-999-6281. For all international participants, please use  848-280-6550 to dial-in. The conference ID is ‘Casinos’. Participants may listen to the call live at https://app.webinar.net/xKk1lPyVZ8a or obtain a recording of the call on the Company’s website until March 31, 2026 at www.cnty.com/investor/financials/financial-results/.

4/12

CENTURY CASINOS, INC. AND SUBSIDIARIES

UNAUDITED FINANCIAL INFORMATION – US GAAP BASIS

Condensed Consolidated Statements of Loss

	For the three months		For the year
	ended December 31,		ended December 31,
Amounts in thousands, except for per share information	2025	2024	2025	2024
Operating revenue:
Net operating revenue	$137,992	$137,766	$572,975	$575,919
Operating costs and expenses:
Total operating costs and expenses	127,553	200,393	521,696	598,076
Earnings (loss) from operations	10,439	(62,627)	51,279	(22,157)
Non-operating (expense) income, net	(25,895)	(25,125)	(102,427)	(97,728)
Loss before income taxes	(15,456)	(87,752)	(51,148)	(119,885)
Income tax expense	(593)	(1,332)	(2,748)	(26,631)
Net loss	(16,049)	(89,084)	(53,896)	(146,516)
Net earnings attributable to non-controlling interests	(1,897)	(1,241)	(7,520)	(7,085)
Net loss attributable to Century Casinos, Inc. shareholders	$(17,946)	$(90,325)	$(61,416)	$(153,601)

Net loss per share attributable to Century Casinos, Inc. shareholders:
Basic	$(0.61)	$(2.94)	$(2.04)	$(5.02)
Diluted	$(0.61)	$(2.94)	$(2.04)	$(5.02)

Weighted average common shares
Basic	29,291	30,683	30,119	30,617
Diluted	29,291	30,683	30,119	30,617

Condensed Consolidated Balance Sheets
	December 31,	December 31,
Amounts in thousands	2025	2024
Assets
Current assets	$104,072	$135,549
Property and equipment, net	902,756	922,146
Other assets	140,443	142,144
Total assets	$1,147,271	$1,199,839

Liabilities and (Deficit) Equity
Current liabilities	$79,780	$86,044
Non-current liabilities	1,074,273	1,057,222
Century Casinos, Inc. shareholders' (deficit) equity	(97,697)	(34,731)
Non-controlling interests	90,915	91,304
Total liabilities and (deficit) equity	$1,147,271	$1,199,839

5/12

CENTURY CASINOS, INC. AND SUBSIDIARIES

UNAUDITED SUPPLEMENTAL INFORMATION

Reconciliation of Adjusted EBITDAR** to Net (Loss) Earnings Attributable to Century Casinos, Inc. Shareholders by Reportable Segment.

	For the three months ended December 31, 2025
Amounts in thousands	US East	US Midwest	US West	Canada	Poland	Other (1)	Total
Net (loss) earnings attributable to Century Casinos, Inc. shareholders	$(4,548)	$3,511	$(3,887)	$806	$(21)	$(13,807)	$(17,946)
Interest income	—	—	—	(80)	(6)	(173)	(259)
Interest expense (2)	6,523	6,721	—	3,417	61	9,396	26,118
Income tax expense (benefit)	—	181	—	(435)	89	758	593
Depreciation and amortization	3,894	3,824	3,393	1,148	592	17	12,868
Net earnings (loss) attributable to non-controlling interests	—	—	1,812	95	(10)	—	1,897
Non-cash stock-based compensation	—	—	—	—	—	326	326
Loss (gain) on foreign currency transactions, cost recovery income and other	1	—	—	84	(96)	80	69
Loss (gain) on disposition of fixed assets	45	2	—	(125)	45	—	(33)
Pre-opening and termination expenses	—	—	—	—	223	—	223
Adjusted EBITDAR	$5,915	$14,239	$1,318	$4,910	$877	$(3,403)	$23,856

(1)

Represents additional business activities including certain other corporate and management operations that are not included in our reportable segments. Information is presented for reconciliation purposes.

(2)	See “Reconciliation of Interest Expense” below for a breakdown of interest expense and “Cash Rent Payments” below for more information on the rent payments related to the Master Lease.

6/12

CENTURY CASINOS, INC. AND SUBSIDIARIES

UNAUDITED SUPPLEMENTAL INFORMATION

Reconciliation of Adjusted EBITDAR** to Net (Loss) Earnings Attributable to Century Casinos, Inc. Shareholders by Reportable Segment.

	For the three months ended December 31, 2024
Amounts in thousands	US East	US Midwest	US West	Canada	Poland	Other (1)	Total
Net (loss) earnings attributable to Century Casinos, Inc. shareholders	$(31,296)	$3,920	$(48,811)	$117	$(1,194)	$(13,061)	$(90,325)
Interest income	—	(15)	—	(124)	(4)	(391)	(534)
Interest expense (2)	6,404	6,017	—	3,367	33	10,120	25,941
Income tax expense (benefit)	60	(110)	1,081	306	(380)	375	1,332
Depreciation and amortization	4,070	3,820	3,332	1,053	349	29	12,653
Net earnings (loss) attributable to non-controlling interests	—	—	1,770	68	(597)	—	1,241
Non-cash stock-based compensation	—	—	—	—	—	(500)	(500)
Gain on foreign currency transactions, cost recovery income and other	—	—	—	(106)	(168)	(8)	(282)
Impairment - goodwill (3)	26,473	—	43,716	—	—	—	70,189
Loss on disposition of fixed assets	1	4	—	—	586	—	591
Pre-opening expenses	—	—	—	—	772	—	772
Adjusted EBITDAR	$5,712	$13,636	$1,088	$4,681	$(603)	$(3,436)	$21,078

(1)

Represents additional business activities including certain other corporate and management operations that are not included in our reportable segments. Information is presented for reconciliation purposes.

(2)	See “Reconciliation of Interest Expense” below for a breakdown of interest expense and “Cash Rent Payments” below for more information on the rent payments related to the Master Lease.
(3)	Related to impairment of goodwill at the Nugget and Rocky Gap.

7/12

CENTURY CASINOS, INC. AND SUBSIDIARIES

UNAUDITED SUPPLEMENTAL INFORMATION

Reconciliation of Adjusted EBITDAR** to Net (Loss) Earnings Attributable to Century Casinos, Inc. Shareholders by Reportable Segment.

	For the year ended December 31, 2025
Amounts in thousands	US East	US Midwest	US West	Canada	Poland	Other (1)	Total
Net (loss) earnings attributable to Century Casinos, Inc. shareholders	$(14,161)	$16,069	$(11,716)	$1,639	$(1,110)	$(52,137)	$(61,416)
Interest income	—	(121)	—	(356)	(20)	(820)	(1,317)
Interest expense (2)	26,019	26,629	—	13,598	224	38,313	104,783
Income tax expense	—	404	—	1,153	308	883	2,748
Depreciation and amortization	15,372	15,340	13,481	4,371	2,285	72	50,921
Net earnings (loss) attributable to non-controlling interests	—	—	7,206	869	(555)	—	7,520
Non-cash stock-based compensation	—	—	—	—	—	1,128	1,128
Loss (gain) on foreign currency transactions, cost recovery income and other (3)	1	—	36	(851)	(277)	(2)	(1,093)
Loss (gain) on disposition of fixed assets	46	47	47	(124)	74	—	90
Pre-opening and termination expenses	—	—	—	—	2,013	—	2,013
Adjusted EBITDAR	$27,277	$58,368	$9,054	$20,299	$2,942	$(12,563)	$105,377

(1)

Represents additional business activities including certain other corporate and management operations that are not included in our reportable segments. Information is presented for reconciliation purposes.

(2)	See “Reconciliation of Interest Expense” below for a breakdown of interest expense and “Cash Rent Payments” below for more information on the rent payments related to the Master Lease.
(3)	Included in the Canada segment is $1.0 million related to cost recovery income for CDR.

8/12

CENTURY CASINOS, INC. AND SUBSIDIARIES

UNAUDITED SUPPLEMENTAL INFORMATION

Reconciliation of Adjusted EBITDAR** to Net (Loss) Earnings Attributable to Century Casinos, Inc. Shareholders by Reportable Segment.

	For the year ended December 31, 2024
Amounts in thousands	US East	US Midwest	US West	Canada	Poland	Other (1)	Total
Net (loss) earnings attributable to Century Casinos, Inc. shareholders	$(47,106)	$6,542	$(61,289)	$3,390	$(1,909)	$(53,229)	$(153,601)
Interest income	—	(167)	(1)	(1,163)	(80)	(1,233)	(2,644)
Interest expense (2)	25,575	22,159	—	13,707	39	41,887	103,367
Income tax expense (benefit)	5,748	14,197	7,029	1,010	(237)	(1,116)	26,631
Depreciation and amortization	15,929	14,172	13,153	4,368	1,811	162	49,595
Net earnings (loss) attributable to non-controlling interests	—	—	7,097	943	(955)	—	7,085
Non-cash stock-based compensation	—	—	—	—	—	66	66
Loss (gain) on foreign currency transactions, cost recovery income and other (3)	—	24	—	(2,057)	(584)	(356)	(2,973)
Impairment - goodwill (4)	26,473	—	43,716	—	—	—	70,189
Loss (gain) on disposition of fixed assets	409	135	(4)	(36)	953	—	1,457
Acquisition costs	—	—	—	—	—	(19)	(19)
Pre-opening and termination expenses	—	—	—	—	3,525	—	3,525
Adjusted EBITDAR	$27,028	$57,062	$9,701	$20,162	$2,563	$(13,838)	$102,678

(1)

Represents additional business activities including certain other corporate and management operations that are not included in our reportable segments. Information is presented for reconciliation purposes.

(2)	See “Reconciliation of Interest Expense” below for a breakdown of interest expense and “Cash Rent Payments” below for more information on the rent payments related to the Master Lease.
(3)	Included in the Canada segment is $1.1 million related to cost recovery income for CDR.
(4)	Related to impairment of goodwill at the Nugget and Rocky Gap.

9/12

CENTURY CASINOS, INC. AND SUBSIDIARIES

UNAUDITED SUPPLEMENTAL INFORMATION

Net Earnings (Loss) Margins and Adjusted EBITDAR Margins ***

		For the three months		For the year
		ended December 31,		ended December 31,
		2025	2024	2025	2024
US East	Net Operating Revenue	$39,971	$40,970	$169,496	$171,640
	Net Earnings (Loss) Margin	(11%)	(76%)	(8%)	(27%)
	Adjusted EBITDAR Margin	15%	14%	16%	16%
US Midwest	Net Operating Revenue	$40,756	$39,927	$163,810	$160,536
	Net Earnings (Loss) Margin	9%	10%	10%	4%
	Adjusted EBITDAR Margin	35%	34%	36%	36%
US West	Net Operating Revenue	$17,746	$19,084	$79,561	$87,492
	Net Earnings (Loss) Margin	(22%)	(256%)	(15%)	(70%)
	Adjusted EBITDAR Margin	7%	6%	11%	11%
Canada	Net Operating Revenue	$18,818	$17,894	$75,929	$76,317
	Net Earnings (Loss) Margin	4%	1%	2%	4%
	Adjusted EBITDAR Margin	26%	26%	27%	26%
Poland	Net Operating Revenue	$20,690	$19,870	$84,168	$79,900
	Net Earnings (Loss) Margin	—	(6%)	(1%)	(2%)
	Adjusted EBITDAR Margin	4%	(3%)	4%	3%
Other (1)	Net Operating Revenue	$11	$21	$11	$34
	Net Earnings (Loss) Margin	NM (2)	NM	NM	NM
	Adjusted EBITDAR Margin	NM	NM	NM	NM
Consolidated	Net Operating Revenue	$137,992	$137,766	$572,975	$575,919
	Net Earnings (Loss) Margin	(13%)	(66%)	(11%)	(27%)
	Adjusted EBITDAR Margin	17%	15%	18%	18%

(1)

Represents additional business activities including certain other corporate and management operations that are not included in our reportable segments. Information is presented for reconciliation purposes.

(2)	Not meaningful.

Reconciliation of Interest Expense

	For the three months		For the year
	ended December 31,		ended December 31,
Amounts in thousands	2025	2024	2025	2024
Interest expense - Credit Agreements	8,614	9,330	35,187	38,931
Interest expense - Master Lease Financing Obligation	16,641	15,770	66,174	61,356
Interest expense - Deferred Financing Costs	674	673	2,695	2,695
Interest expense - Miscellaneous	189	168	727	385
Interest expense	$26,118	$25,941	$104,783	$103,367

Cash Rent Payments

	For the three months		For the year
	ended December 31,		ended December 31,
Amounts in thousands	2025	2024	2025	2024
Master Lease	$15,470	$14,005	$58,644	$51,834
Nugget Lease (1)	1,982	1,912	7,768	7,001

(1)

Represents payments with respect to the 50% interest in the Nugget Lease owned by Marnell Gaming, LLC through Smooth Bourbon, LLC (“Smooth Bourbon”), a 50% owned subsidiary of the Company that owns the real estate assets underlying the Nugget Casino Resort.

10/12

CENTURY CASINOS, INC. AND SUBSIDIARIES

UNAUDITED SUPPLEMENTAL INFORMATION

The table below shows the Company’s reporting units and operating segments that are included in each of the Company’s reportable segments as of December 31, 2025:

Reportable Segment and Operating Segment	Reporting Unit
US East	Mountaineer Casino, Resort & Races
Rocky Gap Casino, Resort & Golf
US Midwest	Century Casino & Hotel Central City
Century Casino & Hotel Cripple Creek
Century Casino & Hotel Cape Girardeau and The Riverview
Century Casino & Hotel Caruthersville and The Farmstead
US West	Nugget Casino Resort and Smooth Bourbon, LLC
Canada	Century Casino & Hotel Edmonton
Century Casino St. Albert
Century Mile Racetrack and Casino
Century Downs Racetrack and Casino
Poland	Casinos Poland

* We define Adjusted EBITDAR as net earnings (loss) attributable to Century Casinos, Inc. shareholders before interest expense (income) (including interest expense related to the Master Lease), net, income taxes (benefit), depreciation, amortization, non-controlling interests net earnings (losses) and transactions, pre-opening expenses, termination expenses related to closing a casino, acquisition costs, non-cash stock-based compensation charges, asset impairment costs, loss (gain) on disposition of fixed assets, discontinued operations, (gain) loss on foreign currency transactions, cost recovery income and other, gain on business combination and certain other one-time transactions. The Master Lease is accounted for as a financing obligation. As such, a portion of the periodic payment under the Master Lease is recognized as interest expense with the remainder of the payment impacting the financing obligation using the effective interest method. Intercompany transactions consisting primarily of management and royalty fees and interest, along with their related tax effects, are excluded from the presentation of net earnings (loss) attributable to Century Casinos, Inc. shareholders and Adjusted EBITDAR reported for each segment. Not all of the aforementioned items occur in each reporting period, but have been included in the definition based on historical activity. These adjustments have no effect on the consolidated results as reported under GAAP.

Adjusted EBITDAR is used outside of our financial statements solely as a valuation metric and is not considered a measure of performance recognized under GAAP. Adjusted EBITDAR is an additional metric used by analysts in valuing gaming companies subject to triple net leases such as our Master Lease since it eliminates the effects of variability in leasing methods and capital structures. This metric is included as supplemental disclosure because (i) we believe Adjusted EBITDAR is used by gaming operator analysts and investors to determine the equity value of gaming operators and (ii) financial analysts refer to Adjusted EBITDAR when valuing our business. We believe Adjusted EBITDAR is useful for equity valuation purposes because (i) its calculation isolates the effects of financing real estate, and (ii) using a multiple of Adjusted EBITDAR to calculate enterprise value allows for an adjustment to the balance sheet to recognize estimated liabilities arising from operating leases related to real estate.

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CENTURY CASINOS, INC. AND SUBSIDIARIES

UNAUDITED SUPPLEMENTAL INFORMATION

Adjusted EBITDAR should not be construed as an alternative to net earnings (loss) attributable to Century Casinos, Inc. shareholders, the most directly comparable GAAP measure, as indicators of our performance. In addition, Adjusted EBITDAR as used by us may not be defined in the same manner as other companies in our industry, and, as a result, may not be comparable to similarly titled non-GAAP financial measures of other companies. Consolidated Adjusted EBITDAR should not be viewed as a measure of overall operating performance or considered in isolation or as an alternative to net earnings (loss) attributable to Century Casinos, Inc. shareholders, because it excludes the rent expense associated with our Master Lease and several other items.

** The Company defines net earnings (loss) margin as net earnings (loss) attributable to Century Casinos, Inc. shareholders divided by net operating revenue.

*** The Company defines Adjusted EBITDAR margin as Adjusted EBITDAR divided by net operating revenue. Adjusted EBITDAR margins are a non-US GAAP measure. Management uses these margins as one of several measures to evaluate the efficiency of the Company’s casino operations.

About Century Casinos, Inc.:

Century Casinos, Inc. is a casino entertainment company. The Company operates the following reportable segments: (i) US East includes the Mountaineer Casino, Resort & Races in New Cumberland, West Virginia and Rocky Gap Casino, Resort & Golf in Flintstone, Maryland; (ii) US Midwest includes the Century Casinos & Hotels Cape Girardeau and Caruthersville in Missouri, and in Cripple Creek and Central City, Colorado; (iii) US West includes the Nugget Casino Resort, in Reno-Sparks, Nevada; (iv) Canada includes Century Casino & Hotel in Edmonton, the Century Casino in St. Albert, Century Mile Racetrack and Casino in Edmonton, Alberta and Century Downs Racetrack and Casino in Calgary, Alberta; and (v) Poland where the Company operates six casinos through its subsidiary Casinos Poland Ltd. The Company continues to pursue other projects in various stages of development.

Century Casinos’ common stock trades on The Nasdaq Capital Market® under the symbol CNTY. For more information about Century Casinos, visit our website at www.cnty.com.

This release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These statements are based on the beliefs and assumptions of the management of Century Casinos based on information currently available to management. Such forward-looking statements include, but are not limited to, statements regarding the potential for our portfolio of casinos, the strategic review process and the potential sale of our Poland operations, projects in development and other opportunities, including our recently opened Caruthersville, Missouri land-based casino and hotel, licensing and reopening of our Poland casinos, our credit agreement with Goldman and obligations under our Master Lease and our ability to repay our debt and other obligations, outcomes of legal proceedings, changes in our tax provisions or exposure to additional income tax liabilities, impairments, and plans for our casinos and our Company including expectations regarding Adjusted EBITDAR and cash flow in 2026 and other estimates, forecasts and expectations regarding 2026 and later results, and any other statements that are not purely historical. Such forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Important factors that could cause actual results to differ materially from the forward-looking statements include, among others, the risks described in the section entitled “Risk Factors” under Item 1A of Part 1 of our Annual Report on Form 10-K for the year ended December 31, 2024,  Item 1A of Part 1 of our forthcoming Annual Report on Form 10-K for the year ended December 31, 2025, and in subsequent periodic and current SEC filings we may make. Century Casinos disclaims any obligation to revise or update any forward-looking statement that may be made from time to time by it or on its behalf.

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